UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2024

Better Choice Company Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	BTTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on July 29, 2024, Better Choice Company Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “Underwriter”), for an underwritten public offering (the “Offering”) of 639,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a public offering price of $3.00 per share and pre-funded warrants to purchase 1,028,000 shares of Common Stock (the “Pre-Funded Warrants” and together with the Shares, the “Securities”) at a public offering price of $2.99 per Pre-Funded Warrant, for aggregate gross proceeds of approximately $5.0 million prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company granted the Underwriter a 45-day option to purchase an additional 100,000 shares of Common Stock, at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments (the “Over-allotment Option”). The Securities were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-280714), filed by the Company with the Securities and Exchange Commission on July 8, 2024, as amended, which became effective on July 29, 2024.

On August 2, 2024, pursuant to and in compliance with the terms and conditions of the Underwriting Agreement and the Offering, the Underwriters provided notice that they would exercise the Over-allotment Option to purchase 100,000 shares of Common Stock at $3.00 per share. The sale of 100,000 shares of Common Stock in connection with the exercise of the Over-Allotment Option closed on August 2, 2024. The Company has received gross proceeds of approximately $5.3 million for the Offering to date, including in connection with the exercise of the Over-Allotment Option, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2024	Better Choice Company Inc.

By:	/s/ Carolina Martinez
Name:	Carolina Martinez
Title:	Chief Financial Officer